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                                   EXHIBIT 5

            Opinion of Silver, Freedman & Taff, L.L.P. with respect
                      to the legality of the Common Stock
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         [LETTERHEAD OF SLIVER, FREEDMAN & TAFF, L.L.P. APPEARS HERE]




                                 May 10, 1996



Board of Directors                         Board of Directors
ITLA Capital Corporation                   Imperial Thrift and Loan Association
7979 Ivanhoe Avenue                        700 North Central Avenue, Suite 600
La Jolla, California  92037                Glendale, California  91203

     Re:  Registration Statement Under the Securities Act of 1933
          -------------------------------------------------------

Gentlemen:

     This opinion is rendered in connection with the Registration Statement to be filed on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933 relating to the shares of Common Stock of ITLA Capital Corporation (the "Company"), par value $.01 per share, proposed to be issued to holders of the common stock of Imperial Thrift and Loan Association as described in the Registration Statement. As counsel, we have reviewed the corporate proceedings relating to the Merger Agreement and Plan of Reorganization contained in the Registration Statement and such other legal matters as we have deemed appropriate for the purpose of this opinion. We are rendering this opinion as of the time the Registration Statement referred to above becomes effective.

     We have examined originals, or copies identified to our satisfaction, of such corporate records of the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.
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Board of Directors
 and the Association
May 10, 1996
Page 2


     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the Registration Statement will, when issued in accordance with the terms of the Merger Agreement and Plan of Reorganization, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

                              Very truly yours,

                              /s/ Silver, Freedman & Taff, L.L.P.

                              SILVER, FREEDMAN & TAFF, L.L.P.